UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CHARTWELL LEISURE INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                              22-3326054
      (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)               Identification No.)
        605 Third Avenue, 23rd Floor                       10158
             New York, New York                         (Zip Code)
  (Address of principal executive offices)


                  Chartwell Leisure Inc. 1994 Stock Option Plan
                            (Full title of the plan)

                                Richard L. Fisher
                              Chairman of the Board
                           and Chief Executive officer
                          605 Third Avenue, 23rd Floor
                            New York, New York 10158
                     (Name and address of agent for service)

                                 (212) 692-1400
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                      Proposed            Proposed maximum        Amount of
                                              Amount to be        maximum offering       aggregate offering      registration
  Title of securities to be registered       registered(1)       price per share(1)           price(1)              fee(1)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share           2,000,000             $13.25                $26,500,000            $8,031
==============================================================================================================================

(1) 2,000,000 shares of Common Stock were previously registered by Chartwell Leisure Inc., a Delaware corporation (the "Registrant"), pursuant to its Registration Statement on Form S-8 (the "Original S-8") filed with the Securities and Exchange Commission (the "Commission") on November 1, 1996 (File No. 333-15359), the contents of which are incorporated by reference herein. A registration fee in the amount of $8,113.55 was paid by the Registrant at such time as the Original S-8 was filed with the Commission. Of the shares being registered hereby, all 2,000,000 shares are to be offered at prices not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price per share of such 2,000,000 shares is estimated solely for the purpose of determining the registration fee and is based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the Nasdaq National Market on June 30, 1997, within five business days prior to the date of filing of this Registration Statement.

C/M:  11752.0000 437147.3
                                       -1-

                                EXPLANATORY NOTE

     2,000,000 shares of Common Stock were previously registered by the Registrant pursuant to its Registration Statement on Form S-8 (the "Original S-8") filed with the Securities and Exchange Commission (the "Commission") on November 1, 1996 (File No. 333-15359). This Registration Statement is being filed to register an additional 2,000,000 shares of the Registrant's Common Stock under the Registrant's 1994 Stock Option Plan (the "Plan"), which increase, together with certain other amendments to the Plan, was approved by the Registrant's stockholders on May 1, 1997. Pursuant to General Instruction E. of the General Instructions to Form S-8, the contents of the Original S-8 are incorporated by reference herein, except as the same may be modified by the information set forth herein.

Item 3.  Incorporation  of Certain Documents by Reference.

     The following documents, which have been heretofore filed with the Commission by the Registrant, are incorporated by reference in this Registration
Statement:

          (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-24794), filed with the Commission on March 27, 1997.

          (b)(1) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the Commission on May 15, 1997.

          (b)(2) The Registrant's current report on Form 8-K/A, dated October 1, 1996, filed with the Commission on February 7, 1997.

          (b)(3) The Registrant's current report on Form 8-K/A, dated October 1, 1996, filed with the Commission on February 26, 1997.

          (b)(4) The Registrant's current report on Form 8-K, dated June 30, 1997, filed with the Commission on July 2, 1997.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission on September 12, 1994 (File Number 0-24794) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended by the Registrant's Amendment No. 1 to Registration Statement on Form 10/A filed with the Commission on October 21, 1994, as amended by the Registrant's Amendment No. 2 to Registration Statement on Form 10/A filed with the Commission on November 2, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

    4.1    Chartwell Leisure Inc. 1994 Stock Option Plan, as amended

    5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered

    23.1   Consent of Deloitte & Touche LLP

    23.2   Consent of Deloitte & Touche

    23.3   Consent of Price Waterhouse LLP

    23.4   Consent of Battle Fowler LLP (contained in Exhibit 5.1)

    24.1   Power of Attorney (contained in the signature pages hereto)

C/M:  11752.0000 437147.3
                                       -2-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 3rd day of July, 1997.

                                       CHARTWELL LEISURE INC.



                                       By: /s/ Richard L. Fisher
                                           Richard L. Fisher
                                           Chairman of the Board and
                                             Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard L. Fisher and Martin L. Edelman his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



            Name                   Title                             Date

/s/ Richard L. Fisher         Chairman of the Board and          July 3, 1997
------------------------
Richard L. Fisher             Chief Executive Officer (principal
                              executive officer)

/s/ Martin L. Edelman         Director and President             July 3, 1997
------------------------
Martin L. Edelman


C/M:  11752.0000 437147.3
                                       -3-

            Name                   Title                             Date

/s/ Kenneth Weber             Chief Financial Officer (principal July 3, 1997
Kenneth Weber                 financial and accounting officer)

/s/ Henry R. Silverman        Director                           July 3, 1997
----------------------
Henry R. Silverman

/s/ Dr. Guido Goldman         Director                           July 3, 1997
---------------------
Dr. Guido Goldman

/s/ Stephen P. Holmes         Director                           July 3, 1997
---------------------
Stephen P. Holmes

/s/ Michael J. Kennedy        Director                           July 3, 1997
----------------------
Michael J. Kennedy

/s/ Rachel Robinson           Director                           July 3, 1997
------------------
Rachel Robinson

/s/ Marc E. Leland            Director                           July 3, 1997
------------------
Marc E. Leland

/s/ Arnold Fisher             Director                           July 3, 1997
------------------
Arnold Fisher


C/M:  11752.0000 437147.3
                                       -4-

                                  EXHIBIT INDEX


Exhibits
4.1   Chartwell Leisure Inc. 1994 Stock Option Plan, as amended
5.1 Opinion of Battle Fowler LLP regarding the legality of the securities being registered
23.1  Consent of Deloitte & Touche LLP
23.2  Consent of Deloitte & Touche
23.3  Consent of Price Waterhouse LLP
23.4  Consent of Battle Fowler LLP (contained in Exhibit 5.1)
24.1  Power of Attorney (contained in the signature page hereof)





C/M:  11752.0000 437147.3
                                       -5-